Exhibit 10.1

LOCATION BASED TECHNOLOGIES, INC.

AND

THE PURCHASERS NAMED HEREIN

____________________________________________________________

COMMON STOCK PURCHASE AGREEMENT

____________________________________________________________

July 21, 2011

LOCATION BASED TECHNOLOGIES, INC.
COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of July 21, 2011 by and between Location Based Technologies, Inc., a Nevada corporation with its principal office at 49 Discovery, Suite 260, Irvine, California 92618 (the “Company”), and those purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time (each a “Purchaser”, and collectively, the “Purchasers”).

Recitals

A.           The Company has authorized the sale and issuance of up to 50,000,000 shares (the “Shares”) of the common stock of the Company, $.001 par value per share (the “Common Stock”) to certain investors in a private placement (the “Offering”).

B.           Pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Rule 506 promulgated thereunder, the Company desires to sell to the Purchasers listed on the attached Exhibit A, as such exhibit may be amended from time to time, and such Purchasers, severally and not jointly, desire to purchase from the Company that aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A on the terms and subject to the conditions set forth in this Agreement.

Terms and Conditions

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Purchase of the Shares.

1.1           Agreement to Sell and Purchase. At each Closing (as hereinafter defined), the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on Exhibit A for an aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A (the “Purchase Price”).

1.2           Placement Agent Fee.  The Purchasers acknowledge that the Company intends to pay to Craig-Hallum Capital Group LLC and ThinkEquity LLC, in their capacity as the placement agents for the Offering (the “Placement Agents”), a fee in respect of the sale of Shares to any Purchaser.  The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions, or other payments owing by the Company to the Placement Agents or any other persons from or acting on behalf of the Company hereunder.

1.3           Closings; Closing Dates.  The initial completion of the sale and purchase of Shares (the “Initial Closing”) shall be held at 9:00 a.m. (Central Time) as soon as practicable following the satisfaction of the conditions set forth in Section 4 (the “Initial Closing Date”), at the offices of Locke Lord Bissell & Liddell LLP, 300 S. Grand Avenue, Suite 2600, Los Angeles, California 90071, or at such other time and place as the Company and Purchasers may agree.  Each Purchaser acknowledges and agrees that the Company may issue and sell Shares after the Initial Closing; provided, that the aggregate number of Shares issued and sold pursuant to this Agreement will not exceed the number of Shares set forth in the Recitals hereto.  The issuance and sale of any Shares after the Initial Closing will be for the same price per Share as the Shares sold in the Initial Closing and on the terms provided for herein; provided, that all subsequent issuances and sales of Shares after the Initial Closing must be consummated within five business days after the Initial Closing Date.  At each closing after the Initial Closing (each closing pursuant to this Agreement being a “Closing” and the date of each such Closing being a “Closing Date”), each Purchaser purchasing Shares at such Closing will become a party to this Agreement upon execution of a counterpart signature page or notice of adoption of this Agreement by such Purchaser who will thereupon become bound by the conditions of and entitled to the benefits of this Agreement as a “Purchaser” and Exhibit A automatically shall be updated accordingly.

1.4           Delivery of Shares.  At each Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a stock certificate or certificates, in such denominations and registered in such names as such Purchaser may designate by notice to the Company, representing the Shares, dated as of the Closing Date (each a “Certificate”), against payment of the purchase price therefor by cash in the form of wire transfer, unless other means of payment or delivery shall have been agreed upon by the Purchasers and the Company.

2.           Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser:

2.1           Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken.  The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement.  At each Closing, the Company will have the requisite corporate power to issue and sell the Shares.  This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchasers, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles or to the extent the terms of Section 6.3 may be limited by applicable federal or state securities laws.

2.2           No Conflict with Other Instruments.   The execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company under this Agreement and the consummation of the actions contemplated by this Agreement will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:  (i) any provision of the Company’s or its subsidiary’s Articles of Incorporation or Bylaws (or similar governing documents) as in effect on the date hereof or the Closing Date; (ii) any provision of any judgment, arbitration ruling, decree or order to which either of the Company or its subsidiary is a party or by which either of them is bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or its subsidiary is a party or by which either of them or their respective properties are bound; or (iv) any statute, rule, law or governmental regulation applicable to the Company or its subsidiary; or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or its subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or its subsidiary is a party or by which either of them is bound or to which any of the property or assets of the Company or its subsidiary is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Shares by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state securities laws.

2.3           Articles of Incorporation; Bylaws.   The Company has made available to the Purchasers true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.  Each of the Company and its subsidiary has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as presently proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its and its subsidiary’s (taken as a whole) business, financial condition, properties, operations, prospects or assets or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.5           SEC Filings.  The consolidated financial statements contained in each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC,” and all documents filed with the SEC, the “Company SEC Documents”):  (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; (iii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iv) fairly present the consolidated financial position of the Company and its subsidiary as of the respective dates thereof and the consolidated results of operations, cash flows and the changes in stockholders’ equity of the Company and its subsidiary for the periods covered thereby.  Except as set forth in the financial statements included in the Company SEC Documents, neither the Company nor its subsidiary has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to May 31, 2011, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements.  Such liabilities incurred subsequent to May 31, 2011, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiary, taken as a whole.

2.6           Capitalization.  The authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which (A) 127,461,999 shares were issued and outstanding as of the date of this Agreement, and (B) 25,580,769 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement; and (ii) 10,000,000 shares of preferred stock, none of which, as of the date of this Agreement, are outstanding or reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, except as disclosed in the Company SEC Documents, have been issued and sold in compliance with the registration requirements of federal and state securities laws or the applicable statutes of limitation have expired.  Except as set forth herein, in that certain letter agreement between the Company and the Placement Agents dated April 15, 2011 or in the Company SEC Documents, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or its subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or its subsidiary; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as disclosed in the Company SEC Documents, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares.

2.7           Subsidiaries. Except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”).  The Company’s subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted.  Such subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.  All of the outstanding capital stock or other securities of such subsidiary is owned by the Company, directly or indirectly, free and clear of any liens, claims, or encumbrances.

2.8           Valid Issuance of Securities.  The Shares are duly authorized and, when issued, sold, delivered and paid for in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein.  The issuance, sale and delivery of the Shares in accordance with the terms hereof will not be subject to preemptive rights of stockholders of the Company.

2.9           Offering.  Assuming the accuracy of the representations of the Purchasers in Section 3.3 of this Agreement on the date hereof and on the Closing Date, the offer, issue and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers.  Other than the Company SEC Documents and any (if any) information provided to a Purchaser pursuant to a Bi-Lateral Non-Disclosure Agreement or Nondisclosure Agreement entered into between the Company and such Purchaser, the Company has not distributed and will not distribute prior to any Closing Date any offering material in connection with the offering and sale of the Shares.  The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

2.10           Litigation.  Except as set forth in the Company SEC Documents, there is no action, suit, proceeding nor investigation pending or, to the Company’s knowledge, currently threatened against the Company or its subsidiary that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K.  The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into such Agreement and perform its obligations hereunder.  Neither the Company nor its subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency or other government body.

2.11           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

2.12           No Brokers. Except for any fees payable to the Placement Agents, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

2.13           Compliance.  Neither the Company nor its subsidiary is in violation of its Articles of Incorporation or Bylaws (or similar governing documents).  Neither the Company nor its subsidiary has been advised or have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.  Each of the Company and its subsidiary has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiary as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.14           No Material Changes.  Except as disclosed in the Company SEC Documents, since May 31, 2011, there has not been any change that has had a Material Adverse Effect.  Since May 31, 2011, the Company has not declared or paid any dividend or distribution on its capital stock.

2.15           Contracts.  Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the Company SEC Documents that are material to the Company or its subsidiary and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.  Neither the Company nor its subsidiary has any contracts or agreements that would constitute a material contract as such term is defined in Item 601(b)(10) of Regulation S-K, except for such contracts or agreements that are filed as exhibits to or described in the Company SEC Documents.

2.16           Intellectual Property.

(a)            The Company has ownership or license or legal right to use all patents, copyrights, trade secrets, know-how, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiary (collectively “Intellectual Property”).  All of such patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

(b)            The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiary’s ownership of all material Intellectual Property with respect to their products and technology.  To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party.

(c)            To the knowledge of the Company, the present business, activities and products of the Company and its subsidiary do not infringe any intellectual property of any other person.  No proceeding charging the Company or its subsidiary with infringement of any adversely held Intellectual Property has been filed and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding.

(d)            No proceedings have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiary to the use of the Intellectual Property.  The Intellectual Property owned by the Company and its subsidiary, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiary, has not been adjudged invalid or unenforceable, in whole or in part.  There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim.  Each of the Company and its subsidiary has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.  Neither the Company nor its subsidiary is making unauthorized use of any confidential information or trade secrets of any person.

(e)            The activities of any of the employees on behalf of the Company or its subsidiary do not violate any agreements or arrangements between such employees and third parties are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.  Each former and current employee or consultant of the Company or its subsidiary is a party to a written contract with the Company or its subsidiary that assigns to the Company or its subsidiary all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiary, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect.

(f)            All licenses or other agreements under which (i) the Company or its subsidiary employs rights in Intellectual Property, or (ii) the Company or its subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiary with respect thereto.

2.17           Securities Market Compliance.  The Company has taken no action designed to, or likely to have the effect of, terminating the quotation of the Common Stock (including the Shares) on the Over the Counter Bulletin Board (the “Principal Market”).  The Company is and on each Closing Date will be in compliance with all of the then-applicable requirements for continued quotation of the Common Stock on the Principal Market.

2.18           Accountants.  Comiskey & Company, Professional Corporation (the “Independent Accountant”), who expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended August 31, 2010, to be included or incorporated by reference into the Registration Statement (as hereinafter defined) and the prospectus which forms a part thereof (the “Prospectus”), have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

2.19           Taxes.  The Company and its subsidiary have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company and its subsidiary have no knowledge of a tax deficiency which has been or might be asserted or threatened against it by any taxing jurisdiction, other than any deficiency which the Company or its subsidiary is contesting in good faith and with respect to which adequate reserves for payment have been established.

2.20           Insurance.  The Company and its subsidiary maintain and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes are adequate for its and its subsidiary’s business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or its subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.21           Transfer Taxes.  On each Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.22           Investment Company.  The Company (including its subsidiary) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.23           Related Party Transactions.  To the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, its subsidiary), officers or directors or any affiliate or affiliates of any such affiliate officer or director that with the passage of time would be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (assuming the Company’s Common Stock was registered under the Exchange Act) other than those transactions that have already been so disclosed.

2.24           Books and Records.  The books, records and accounts of the Company and its subsidiary accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiary.

2.25           Disclosure Controls and Internal Controls.

(a)           The Company and its subsidiary have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company or its subsidiary is made known to the Company’s principal executive officer and its principal financial officer by others within those entities particularly during the periods in which the periodic reports required under the Exchange Act (assuming the Company’s Common Stock was registered under the Exchange Act) are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b)           Except as described in the Company SEC Documents, the Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company and its subsidiary maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files with or submits to the SEC is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC (assuming the Company’s Common Stock was registered under the Exchange Act), including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as described in the Company SEC Documents, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its subsidiary’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its subsidiary’s internal controls.

(c)           Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s or its subsidiary’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d)           Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or its subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(e)           To the knowledge of the Company, except as described in the Company SEC Documents, the board of directors has not been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the internal controls of the Company or its subsidiary which could adversely affect the Company’s or its subsidiary’s ability to record, process, summarize and report financial data or any material weakness in the Company’s or its subsidiary’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company or its subsidiary who have a significant role in the Company’s or its subsidiary’s internal controls.

2.26           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

2.27           Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares, and no such action will be amended or revoked prior to the final Closing hereunder.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.28           Foreign Corrupt Practices.  None of the Company, its subsidiary or any director, officer, agent, employee or other person acting on behalf of the Company or its subsidiary has, in the course of its actions for, or on behalf of, the Company or its subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.29           Sarbanes-Oxley Act.  The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.30           Employee Relations.  Neither the Company nor its subsidiary is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its relations with its employees are good.  No executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

The Company and its subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.31           Environmental Laws.  Each of the Company and its subsidiary (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.32           No Manipulation; Disclosure of Information.  None of the Company, its subsidiary or any executive officer of the Company (as defined in Rule 501(f) of Regulation D under the Securities Act) has taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.  The Company confirms that, to its knowledge, with the exception of the proposed sale of the Shares as contemplated herein (as to which the Company makes no representation) and any (if any) information provided to a Purchaser pursuant to a Bi-Lateral Non-Disclosure Agreement or Nondisclosure Agreement entered into between the Company and such Purchaser, neither it nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement and the Company SEC Documents, furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in any Company SEC Document or made available to the public generally since January 1, 2009, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.  Statistical, industry-related and market-related data included in the Company SEC Documents are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects.

3.           Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of each Closing Date at which such Purchaser purchases Shares, as follows:

3.1           Legal Power. The Purchaser has the requisite authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.  All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the applicable Closing.

3.2           Due Execution.  This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles or to the extent the terms of Section 6.3 may be limited by applicable federal or state securities laws.

3.3           Investment Representations.  In connection with the sale and issuance of the Shares, the Purchaser, for itself and no other Purchaser, makes the following representations:

(a)           Investment for Own Account.  The Purchaser is acquiring the Shares for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum or specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(b)           Transfer Restrictions; Legends.  The Purchaser understands that (i) the Shares have not been registered under the Securities Act; (ii) the Shares are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchasers in this Agreement, and that the Shares must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each Certificate representing the Shares will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Shares have been registered for resale by the Purchaser or (2) the date the Shares are eligible for sale under Rule 144 under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) until the applicable date set forth in clause (iii) above unless the conditions specified in the foregoing legends are satisfied or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, or other satisfactory assurances of such nature are given to the Company.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

Certificates evidencing the Shares shall not contain any legend (including the legend set forth in this Section): (i) following a sale of such Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).  Following such time as restrictive legends are not required to be placed on certificates representing Shares, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from the restrictive legend provided for in this Section 3.3(b).  Upon the request of a Purchaser, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after such time as restrictive legends are not required to be placed on certificates representing Shares if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system.

Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c)           Financial Sophistication; Due Diligence.  The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement.  Such Purchaser has, in connection with its decision to purchase the Shares, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents and any (if any) information provided to a Purchaser pursuant to a Bi-Lateral Non-Disclosure Agreement or Nondisclosure Agreement entered into between the Company and such Purchaser.  Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

(d)           Accredited Investor Status.  The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(e)           Residency. The Purchaser is organized under the laws of the state set forth beneath such Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath such Purchaser’s name on the signature page attached hereto.

(f)           General Solicitation.The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.  Prior to the time that the Purchaser was first contacted by the Company or either of the Placement Agents such Purchaser had a pre-existing and substantial relationship with the Company or one of the Placement Agents.

3.4           No Investment, Tax or Legal Advice.  Each Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

3.5           Additional Acknowledgement.  Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person.  Each Purchaser acknowledges that each of the Placement Agents has acted solely as placement agent for the Company in connection with the Offering of the Shares by the Company, that the information and data provided to the Purchaser in connection with the transaction contemplated hereby has not been subjected to independent verification by either of the Placement Agents, and that neither of the Placement Agents has made any representation or warranty whatsoever with respect to the accuracy or completeness of such information, data or other related disclosure material.  Each Purchaser acknowledges that it has not taken any actions that would deem the Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act.  Each Purchaser acknowledges that, if such Purchaser is a client of Alamo Investment Advisors, LLC or of any other investment advisor registered with the SEC, such Purchaser has relied on such investment advisor in making its decision to purchase Shares pursuant hereto.

3.6           No Short Position  As of the date hereof, and from the date hereof through the final Closing Date, each Purchaser acknowledges and agrees that it does not and will not (between the date hereof and the final Closing Date) engage in any short sale of the Company’s voting stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

4.           Conditions to Closing.

4.1           Conditions to Obligations of Purchasers at Closing.  Each Purchaser’s obligation to purchase the Shares at the each Closing is subject to the fulfillment to that Purchaser’s reasonable satisfaction, on or prior to such Closing, of all of the following conditions, any of which may be waived by the Purchaser:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to Closing and a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchasers in the Initial Closing.

(b)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to each Purchaser, the certificates required by this Agreement.

(c)            Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of Closing.  No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.  At the time of Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)            Execution of Agreements.  The Company shall have executed this Agreement and have delivered this Agreement to the Purchasers.

(e)            Secretary’s Certificate.  The Company shall have delivered to the Purchasers at the Initial Closing a certificate of the Secretary of the Company certifying as to the truth and accuracy of the resolutions of the board of directors relating to the transaction contemplated hereby (a copy of which shall be included with such certificate).

(f)            Trading.  The Common Stock shall not have been deleted from quotation on the Principal Market.

(g)            Market Listing.  The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Principal Market with respect to the issuance of the Shares and will cause the Shares to be quoted on the Principal Market no later than the earlier of (a) the effective date of the Registration Statement (as hereinafter defined) or (b) 120 days following the final Closing Date.

(h)            Blue Sky.  The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

(i)            Material Adverse Change.  Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

(j)            Opinion.  The Company shall have delivered to Purchasers in the Initial Closing the opinion of Locke Lord Bissell & Liddell LLP, counsel to the Company, dated as of the Initial Closing Date in substantially the form attached hereto as Exhibit B.

4.2           Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares at each Closing is subject to the fulfillment to the Company’s reasonable satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties True. The representations and warranties made by the Purchasers in Section 3 shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

(b)           Performance of Obligations.  The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing.  The Purchasers shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(c)            Qualifications, Legal Investment.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares shall have been duly obtained and shall be effective on and as of the Closing.  No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.  At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)            Execution of Agreements.  The Purchasers shall have executed this Agreement and delivered this Agreement to the Company.

5.           Additional Covenants.

5.1           Reports.  The Company will take such actions as a Purchaser may reasonably request to the extent required from time to time to enable such Purchaser to sell the Shares without registration under Rule 144 under the Securities Act or any successor rule or regulation adopted by the SEC.

5.2           Listing.  So long as a Purchaser owns any of the Shares, the Company will use its reasonable efforts to maintain the quotation of its Common Stock, including the Shares, on the Principal Market or will list the Common Stock, including the Shares, on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or NYSE Amex, and will comply in all material respects with the Company’s reporting, filing and other obligations under such securities market or exchange, as applicable.

5.3           Adjustments in Share Numbers and Prices.

(a)           In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or price per share shall be amended appropriately to account for such event.

(b)           As to each Purchaser, from the Initial Closing Date until the 12 month anniversary of the Initial Closing Date, if the Company or its subsidiary shall issue or agree to issue any (i) Common Stock or (ii) any securities of the Company or the subsidiary that would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time directly or indirectly convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents” and collectively “Additional Shares”), entitling any person or entity to acquire shares of Common Stock at an effective price per share less than $0.20, within three Trading Days of the date thereof the Company shall issue to such Purchaser that number of additional shares of Common Stock (the “Anti-Dilution Shares”) equal to (a) the  aggregate Purchase Price paid by such Purchaser at the Closing divided by the New Adjusted Purchase Price, less (b) the Shares previously issued to such Purchaser pursuant to this Agreement.  For purposes of this Agreement, New Adjusted Purchase Price = Adjusted Purchase Price x ((A + B) ÷ (A + C)).  For purposes of the foregoing formula, the following definitions shall apply: (I) Adjusted Purchase Price shall initially mean $0.20, subject to adjustment as provided herein; (II) New Adjusted Purchase Price means the Adjusted Purchase Price in effect immediately after such issue of Additional Shares; (III) “A” means the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options and convertible securities as outstanding immediately prior to such issue); (IV) “B” means the number of shares of Common Stock that would have been issued if such Additional Shares had been issued at a price per share equal to the Adjusted Purchase Price (determined by dividing the aggregate consideration received by the Company in respect of such issue by the Adjusted Purchase Price); and (V) “C” means the number of such Additional Shares issued in such transaction.

The sale of Common Stock Equivalents shall be deemed to have occurred at the time of the issuance of the Common Stock Equivalents and the purchase price covered thereby shall also include the actual exercise or conversion price thereof at the time of the issuance, with further adjustments for changes at conversion or exercise (in addition to the consideration per share of Common Stock underlying the Common Stock Equivalents received by the Company upon such sale or issuance of the Common Stock Equivalents).  If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the board of directors of the Company.  The Company may not refuse to issue a Purchaser additional shares of Common Stock hereunder based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained and the Company posts a surety bond for the benefit of such Purchaser in the amount of 150% of the market value of such Shares (based on the closing price of the Common Stock on the exchange or quotation system on which the Common Stock is listed or traded on the date of the event giving rise to the Company’s obligation hereunder), which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent it obtains judgment.  Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver shares hereunder and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  During the period that begins on the Initial Closing Date and ends on the 12 month anniversary of the Initial Closing Date, on the date of closing of any transaction pursuant to which securities are issued for a purchase price less than the Adjusted Purchase Price then in effect, the Company shall give the Purchasers written notice thereof.  Notwithstanding anything to the contrary herein, this section shall not apply to an Exempt Issuance.  “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the board of directors of the Company, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities upon the exercise or conversion of convertible securities, options or warrants issued to a financial institution or bank lender in connection with debt financing, and (e) up to 1,000,000 shares of Common Stock issued to non-employee service providers of the Company or its subsidiary in consideration of services provided to the Company or its subsidiary.  “Trading Day” means a day on which the Common Stock is traded on a securities market, automated quotation system or stock exchange (including the over-the-counter bulletin board market).

IN THE EVENT OF ANY ADJUSTMENT UNDER THIS SECTION 5.3, THE COMPANY SHALL PROMPTLY AMEND THE REGISTRATION STATEMENT OR FILE A NEW REGISTRATION STATEMENT PURSUANT TO THE PROVISIONS OF SECTION 6 TO REGISTER THE ANTI-DILUTION SHARES.

5.4           Confidential Information.  Each Purchaser covenants that it will maintain in confidence the receipt and content of any Suspension Notice (as defined herein) under Section 6.2 until such information (a) becomes generally publicly available other than through a violation of this provision by the Purchaser or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process); provided, however, that before making any disclosure in reliance on this Section 5.4(b), the Purchaser will give the Company at least 15 days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and the Purchaser will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to ensure that confidential treatment will be accorded any non-public information so furnished; provided, further, that notwithstanding each Purchaser’s agreement to keep such information confidential, each Purchaser makes no such acknowledgement that any such information is material, non-public information.

5.5           Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company and Purchaser agree that any (if any) Bi-Lateral Non-Disclosure Agreement or Nondisclosure Agreement entered into between the Company and such Purchaser will survive the execution and delivery of this Agreement.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6.           Registration Rights.

6.1           Registration Procedures and Expenses.

(a)            As promptly as reasonably practicable following the final Closing, but in no event later than 30 days following the final Closing, the Company shall prepare and file (i) with the SEC a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (as defined below) (such registration statement, together with any registration statement for any Cut Back Shares (as defined below), the “Registration Statement”) and (ii) to the extent required for resale of the Registrable Securities in any state of the United States of America by a Purchaser at the time of or after the effectiveness of the Registration Statement, a registration statement or other applicable document (each a “Blue Sky Registration”) allowing the Purchaser to resell the Registrable Securities in such state in accordance with the blue sky laws of such state.  Subject to Section 6.1(b), as soon as reasonably practicable after the initial filing of the Registration Statement with the SEC, but in no event later than 60 days following the initial filing of the Registration Statement with the SEC (90 days in the event of a full review of the Registration Statement by the SEC), the Company shall cause the Registration Statement and each Blue Sky Registration to become effective and effect any related qualification or compliance with respect to all Registrable Securities held by the Purchasers.  For purposes of this Agreement, the term “Registrable Securities” shall mean (i) Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares.  Subject to Section 6.1(b), if the Registration Statement or any Blue Sky Registration has not been declared effective by the applicable governmental authority on or before the date that is 60 days after the initial filing date of the Registration Statement with the SEC, or 90 days after the initial filing of the Registration Statement with the SEC in the event of a full review of the Registration Statement by the SEC (the “Required Effective Date”), the Company shall, on the business day immediately following the Required Effective Date and each 30th day thereafter, make a payment to the Purchasers as partial liquidated damages for such delay (together, the “Late Registration Payments”) equal to 1% of the Purchase Price paid for the Shares then owned by the Purchasers that have not been so registered until the Registration Statement and each Blue Sky Registration is declared effective by the applicable governmental authority.  Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Purchasers by wire transfer or check within five business days after the earlier of (i) the end of each 30 day period following the Required Effective Date or (ii) the effective date of the Registration Statement and each Blue Sky Registration.  The Company and the Purchaser each acknowledge that the Late Registration Payments provided for in this Section 6.1(a) bear a reasonable relationship to the anticipated loss that would be suffered by the Purchaser for the Company’s failure to comply with the terms of this Section 6.1(a) and the actual loss the Purchaser would suffer for the Company’s failure to comply with the terms of this Section 6.1(a) is difficult to ascertain or incapable of estimation.  If the Company fails to pay any liquidated damages pursuant to this section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchasers, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  “Business day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.

(b)            Notwithstanding anything to the contrary in this Section 6, if the Company is required by the SEC to cutback the number of securities being registered in the Registration Statement pursuant to Rule 415 under the Securities Act, then the Company shall reduce the Registrable Securities pro rata, and unless otherwise directed in writing by a Purchaser as to its Registrable Securities, the number of Registrable Securities and other securities to be registered on such Registration Statement will first be reduced by securities (if any) included in such Registration Statement that are not Registrable Securities and second by the Registrable Securities represented by the Shares.  Notwithstanding anything to the contrary contained in this Section 6, if the Company receives comments from the SEC with respect to the Registration Statement, and following discussions with and responses to the SEC in which the Company uses its commercially reasonable best efforts to cause as many Registrable Securities for as many Purchasers as possible to be included in the Registration Statement filed pursuant to Section 6 without characterizing any Purchaser as an underwriter, the Company is unable to cause the inclusion of all Registrable Securities in such Registration Statement, then the Company may, following not less than one Business day prior written notice to the Purchasers, (i) remove from the Registration Statement Registrable Securities (the “Cut Back Shares”) in accordance with the terms of this Section 6.1(b) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require in order for the SEC to allow such Registration Statement to become effective (collectively, the “SEC Restrictions”).  Unless the SEC Restrictions otherwise require, any cutback imposed pursuant to this Section 6.1(b) shall be allocated among the Registrable Securities of the Purchasers on a pro rata basis.  No liquidated damages under this Section 6 shall accrue on or as to any Cut Back Shares, and the Required Effective Date with respect to such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”).  From and after the Restriction Termination Date, all provisions of this Section 6 (including, without limitation, the liquidated damages provisions, subject to tolling as provided above) shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as Registrable Securities) so that the Company will be required to file with and cause to be declared effective by the SEC such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities (if such Registrable Securities cannot at such time be resold by the Purchaser thereof pursuant to Rule 144 under the Securities Act).  For purposes of this Section 6.1(b), the shares of Common Stock issuable upon exercise of the warrants to be issued to the Placement Agents in connection with the transactions contemplated hereby shall be considered “Registrable Securities” and the Placement Agents shall be treated as “Purchasers.”

(c)            The Company shall use its reasonable efforts to:

(i)           prepare and file with the applicable governmental authority such amendments and supplements to each Blue Sky Registration, the Registration Statement and the Prospectus used in connection therewith as may be necessary or advisable to keep the Blue Sky Registration and the Registration Statement current and effective for the resale of Shares held by a Purchaser in the manner contemplated by such Purchaser for a period ending on the earlier of (i) the second anniversary of the final Closing Date, (ii) the date on which all Shares may be sold pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) and the blue sky laws of any state or (iii) such time as all Shares have been sold pursuant to a registration statement or Rule 144 and any applicable blue sky exemption for resale.  At such time the Company is no longer required to keep the Blue Sky Registrations and the Registration Statement current and effective for the Shares held by a Purchaser (the “Registration Statement Termination Date”), that Purchaser will no longer accrue any additional liquidated damages payments pursuant to Sections 6.1(a) or 6.2(c); however, the Company shall still be obligated to make all payments under Sections 6.1(a) or 6.2(c) that were not made prior to the Registration Statement Termination Date for that Purchaser.  The Company shall notify each Purchaser promptly upon each Blue Sky Registration, the Registration Statement and each post-effective amendment to any of the foregoing, being declared effective by the applicable governmental authority and advise each Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii)           furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents (including any Blue Sky Registration) as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

(iii)           make any necessary blue sky filings in addition the Blue Sky Registrations;

(iv)           pay the expenses incurred by the Company and the Purchasers in complying with Section 6, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of any Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchasers);

(v)           advise the Purchasers, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC or any state securities regulator delaying or suspending the effectiveness of the Registration Statement or any Blue Sky Registration or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vi)           with a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Shares to the public without registration, the Company covenants and agrees to use reasonable efforts to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Shares qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect and all blue sky laws or (B) such date as all of the Shares shall have been resold pursuant to Rule 144 and applicable blue sky laws (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

The Company understands that the Purchasers disclaim being an underwriter, but acknowledges that a determination by the SEC that a Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

6.2                      Transfer of Shares After Registration; Suspension.

(a)            Except in the event that Section 6.2(b) applies, the Company shall: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the applicable governmental authority a post-effective amendment to any Blue Sky Registration, the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Blue Sky Registration or such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchasers copies of any documents filed pursuant to Section 6.2(a)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement or any Blue Sky Registration which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) when the amendment has become effective).

(b)            Subject to Section 6.2(c), in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Blue Sky Registration or the Registration Statement or for amendments or supplements to such Blue Sky Registration, the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Blue Sky Registration or of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in any Blue Sky Registration, the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of any Blue Sky Registration or the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Shares pursuant to such Blue Sky Registration or the Registration Statement (a “Suspension”) until the Purchasers are advised in writing by the Company that the current Blue Sky Registration or the Prospectus may be used, and have received copies from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Blue Sky Registration or Prospectus.  In the event of any Suspension, the Company will use its commercially reasonable best efforts to cause the use of the Blue Sky Registration or Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchasers.  In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Purchaser, the Company and the Purchasers shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 6.2(b).

(c)            Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its commercially reasonable best efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 45 days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). In the event that there occurs a Suspension (or part thereof) that does not constitute a Qualifying Suspension, the Company shall pay to the Purchaser, on the 30th day following the first day of such Suspension (or the first day of such part), and on each 30th day thereafter, an amount equal to 1% of the Purchase Price paid for the Shares purchased by the Purchaser and not previously sold by the Purchaser with such payments to be prorated on a daily basis during each 30 day period and will be paid to the Purchaser by wire transfer or check within five business days after the end of each 30 day period following.  The Company and the Purchaser each acknowledge that the payments provided for in this Section 6.2(c) bear a reasonable relationship to the anticipated loss that would be suffered by the Purchaser as a result of a Suspension and the actual loss the Purchaser would suffer as a result of a Suspension is difficult to ascertain or incapable of estimation.

(d)            If a Suspension is not then in effect, the Purchasers may sell Shares under the Registration Statement and each Blue Sky Registration, provided that they comply with any applicable prospectus delivery requirements.  Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses or Blue Sky Registrations to a Purchaser and to any other parties reasonably requiring such documents.

(e)            The Company agrees that it shall, immediately prior to the Registration Statement and all Blue Sky Registrations being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement and the Blue Sky Registrations are effective, the transfer agent may issue, in connection with the sale of the Shares, certificates representing such Shares without restrictive legend, provided the Shares are to be sold pursuant to the prospectus contained in the Registration Statement and any applicable Blue Sky Registration.  Upon receipt of such opinion, the Company shall cause the transfer agent to confirm promptly, for the benefit of the Purchasers, that no further opinion of counsel is required at the time of transfer in order to issue such Shares without restrictive legend.

The Company shall cause its transfer agent to issue promptly a certificate without any restrictive legend to a purchaser of any Shares from the Purchasers, if no Suspension is in effect at the time of sale, and (a) the sale of such Shares is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act) and all applicable blue sky laws; (b) the holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Shares may be made without registration under the Securities Act or any blue sky law; or (c) such Shares are sold in compliance with Rule 144 under the Securities Act and all applicable blue sky laws.  In addition, the Company shall remove the restrictive legend from any Shares held by the Purchasers following the expiration of the holding period required by Rule 144 under the Securities Act (or any successor rule) and all blue sky  laws.

6.3       Indemnification.  For the purpose of this Section 6.3:

(a)            the term “Selling Stockholder” shall mean a Purchaser, its executive officers and directors and each person, if any, who controls that Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b)            the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

(c)            the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

(e)            Each Purchaser severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Purchaser to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Purchaser specifically for use in preparation of the Registration Statement, and that Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  The obligation to indemnify shall be limited to the net amount of the proceeds received by the Purchaser from the sale of the Shares pursuant to the Registration Statement.

(f)            Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6.3.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g)            If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the liable Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the liable Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (g), no Purchasers shall be required to contribute any amount in excess of the amount by which the net amount received by that Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which that Purchaser has otherwise been required to pay to the Company by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Purchasers’ obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

(h)            The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

6.4        Termination of Conditions and Obligations.  The conditions precedent imposed by Section 3 or this Section 6 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and any applicable blue sky laws and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act and any applicable blue sky laws.  The Company shall request an opinion of counsel promptly upon receipt of a request therefor from Purchaser.

6.5        Information Available.  So long as the Registration Statement is effective covering the resale of Shares owned by a Purchaser, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to each Purchaser:

(a)            as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants, the Independent Accountant or a firm of certified public accounts with a standing reputation substantially the same as that of the Independent Accountant) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b)            upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 6.5 as filed with the SEC and all other information that is made available to stockholders; and

(c)            upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of a Purchaser, will meet with each Purchaser or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise reasonably cooperate with the Purchasers conducting an investigation for the purpose of reducing or eliminating the Purchasers’ exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with a Purchaser until and unless that Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

6.6         Public Statements; Limitation on Information.  The Company agrees to disclose on a Current Report on Form 8-K (the “Initial Closing 8-K”) the existence of the Offering and the material terms, thereof, including pricing, within four business days after it specifies the Initial Closing Date in accordance with Section 1.3.  Such Current Report on Form 8-K shall include a form of this Agreement (and all exhibits and schedules thereto) as an exhibit thereto.  If not disclosed in the Initial Closing 8-K, the Company will disclose on a Current Report on Form 8-K the occurrence and material terms of any Closing subsequent to the Initial Closing, including the number of Shares sold and the Purchase Price therefor, within one business day after the applicable Closing Date.  The Company will not issue any public statement, press release or any other public disclosure listing a Purchaser as one of the purchasers of the Shares without that Purchaser’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.  The Company shall not provide, and shall cause its subsidiary and the respective officers, directors, employees and agents of the Company and its subsidiary not to provide, the Purchasers with any material nonpublic information regarding the Company or its subsidiary from and after the date the Company files, or is required by this Section to file, the Current Report on Form 8-K with the SEC without the prior express written consent of the Purchaser.

6.7         Limits on Additional Issuances.  The Company will not, for a period of six months following the final Closing Date offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering.  Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six months prior to the date of this Agreement.  The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

6.8         Form D and State Securities Filings.  The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Shares, as required under Regulation D under the Securities Act, no later than 15 days after the Initial Closing Date.  The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of the Shares.

6.9          Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Purchaser to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Shares originally issued to such Purchaser pursuant to this Agreement (or any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any such Shares), or to any affiliate of a Purchaser that acquires any Registrable Securities.  Any such permitted assignee shall have all the rights of such Purchaser under this Section 6 with respect to the Registrable Securities transferred.

6.9         Stockholder Questionnaire. Each Purchaser agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit C (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of a Purchaser in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to any such Purchaser who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three business days prior to the filing of the Registration Statement.

7.           Miscellaneous.

7.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

7.2           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.3           Entire Agreement.  This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.4           Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers holding Shares that constitute at least a majority of the Shares then held by the Purchasers.  Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon any holder of any Shares purchased under this Agreement, each future holder of all such securities, and the Company.

7.6           Fees and Expenses.  Except as otherwise set forth herein, the Company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.  Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible.

7.7           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:
if to the Company, to:

Location Based Technologies, Inc.
49 Discovery
Suite 260
Irvine, California 92618
Attn: David Morse

Facsimile: (714) 200-0287

with a copy to:
Locke Lord Bissell & Liddell LLP
300 S. Grand Avenue
Suite 2600
Los Angeles, California 90071
Attn: Ron Warner
Facsimile: (213) 341-6767

if to the Purchaser, at its address on the signature page to this Agreement.

7.8           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by any of the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

7.9           Counterparts.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.10         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

           In witness whereof, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Location Based Technologies, Inc.

By:	/s/ David M. Morse
Name:	David M. Morse
Title:	Chief Executive Officer

Signature Page to Purchase Agreement

In witness whereof, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Name of Purchaser

By:
Name:
Title:

Investment Amount:
Tax Identification No.:
State of Organization:
State of Principal Place of Operations:

Address for Notice:

Attention:
Telephone:
Facsimile:

Delivery Instructions (if different from above):

Attention:
Telephone:
Facsimile:

Signature Page to Purchase Agreement